Exhibit  3(i).4

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                      DIVERSIFIED PRODUCT INSPECTIONS, INC.


Pursuant  to  the  provision  of  section  607.1006,   Florida  Statutes,   this
corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)


     ARTICLE I. NAME. The name of the corporation shall be changed from Diversified Product Inspections, Inc. to Diversified Product Investigations, Inc.. The principal place of business of this corporation shall be 3 Main Street, Oakridge, TN 37830.


SECOND:   If  an  amendment  provides  for  an  exchange,   reclassification  or
          cancellation  of  issued  shares,   provisions  for  implementing  the
          amendment if not contained in the amendment itself, are as follows:

                        N/A


THIRD:    The date of each amendment's adoption:      May 19, 2000.

FOURTH:   Adoption of Amendment(s) check one:

____X___ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

________ The amendment(s) was/were approved by the shareholders through voting groups.

          The following statements must be separately provided for each voting group entitled to vote separately on the amendment(s):

          "The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________________________________
                                              (Voting Group)

________ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.



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________  The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

            Signed this 19th day of May, 2000.



BY:         /s/ John Van Zyll
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            (By the Chairman or Vice Chairman of the
            Board of Directors, President, or other officer
            if adopted by the shareholders)
                                    OR
            (By a director if adopted by the directors)
                                    OR
            (By an incorporator if adopted by the incorporators)

    John Van  Zyll
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Typed or printed Name

   President
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Title